UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

On November 22, 2013 Solitario Exploration and Royalty Corp. (“Solitario”) entered into a side letter agreement, (the “Letter Agreement”) between Solitario, Ely Gold & Minerals Inc. (“Ely”) and DHI Minerals (U.S.), Ltd. (“DHI”). The Letter Agreement modified certain terms and conditions of a letter of intent dated 26 August 2010 between Solitario, Ely and DHI, as amended in the MH-LLC OA Side Agreement between Solitario Ely, DHI, RMB Australia Ltd and RMB Resources dated August 10, 2012, and as amended by a letter agreement dated April 22, 3013 among Ely, DHI and Solitario (collectively the “LOI”). Under the Letter Agreement, Solitario agreed to subscribe for US$1,300,000 of shares of common stock of Ely at a price of Cdn$0.10.

Concurrent with the Letter Agreement, Solitario delivered a subscription agreement, (the “Subscription Agreement”) to Ely for the subscription of 13, 571,354 shares of Ely common stock, which Ely accepted on November 22, 2013. The closing of the subscription agreement and delivery of the shares of Ely common stock are subject to approval by the Toronto Stock Venture Exchange (the “TSX-V”) and other regulatory approvals.

Solitario agreed in the Letter Agreement to deliver a payment of US$1,300,000 (the “Subscription Funds”) to Ely not later than November 27, 2013. The Subscription Funds were delivered to Ely on November 25, 2013. The purpose of the subscription is to permit Ely to utilize the Subscription Funds to pay $1,300,000 (the “Payout Amount”) no later than November 30, 2013, pursuant to the terms of an agreement between Ely and Augusta Resource Corporation (“Augusta”) dated November 20, 2013. Upon Ely’s receipt of the Subscription Funds in accordance with the Letter Agreement, Solitario has been deemed to have fully satisfied its obligation to subscribe for an aggregate of US$1,750,000 of shares of Ely common stock (US$750,000 on or before May 1, 2014 and US$1,000,000 on or before May 1, 2015) as described in the LOI.

On November 22, 2013, Solitario and DHI also entered into the second amendment (the “Second Amendment”) to the Limited Liability Company Operating Agreement of Mt. Hamilton LLC dated December 22, 2010 between Solitario and DHI, as amended by( i) that March 11, 2011 Letter Agreement between DHI and Solitario, (ii) that May 17, 2011 Letter Agreement between DHI and Solitario, (iii) that June 28, 2012 Letter Agreement between DHI and Solitario, and (iv) that Amendment to LLC Operating Agreement between DHI and Solitario (the “First Amendment”) dated June 28, 2012 (collectively, the “Operating Agreement”).

Pursuant to the terms of the Second Amendment, the parties agreed to modify Solitario’s payment obligation of US$250,000 and 50,000 shares of Solitario common stock due to DHI on August 21, 2014 under the terms of the Operating Agreement to a payment of 327,000 shares of Solitario common stock only, payable on or before December 31, 2013. The 327,000 shares of Solitario common stock consist of the 50,000 shares previously due on August 21, 2013 and an additional 277,000 shares of Solitario common stock (the “Additional Shares”).

The amendment of the Operating Agreement and the terms of the Second Amendment shall become effective only upon the approval of the Second Amendment by the Toronto Stock Exchange and the NYSE MKT (the “Exchanges”).

A copy of the Letter Agreement is filed herewith as Exhibit 99.1. A copy of the Subscription Agreement is filed herewith as Exhibit 99.2. A copy of the Second Amendment is filed herewith as Exhibit 99.3. These exhibits are incorporated into this Item 1.01 by reference.  The foregoing description of these transactions by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 3.02	UNREGISTERED SLAES OF SECURITIES

The information set forth in Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference. Pursuant to the terms of the Second Amendment, Solitario has offered and sold and will issue to DHI the Additional Shares (the “Offering”).

The Offering was made pursuant to the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, for offers and sales not involving any public offering.

The issuance of the Additional Shares is subject to the filing of additional listing applications with the Exchanges, and to all necessary approvals of the Exchanges.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Letter Agreement dated November 22, 2013 between Solitario, Ely and DHI.
99.2	Subscription Agreement dated November 22 22, 2013 between Solitario and Ely subscribing for 13, 571, 354 shares of Ely common stock.
99.3	Second Amendment to the Limited Liability Company Operating Agreement of Mt. Hamilton LLC dated November 22, 2013.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 27, 2013

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer